Exhibit 10
RELEASE AND SETTLEMENT AGREEMENT
(Older Workers Benefit Protection Act Form)
     THIS RELEASE AND SETTLEMENT AGREEMENT (hereinafter referred to as “Agreement”) is made this 3rd day of October, 2005, by and between Wendy’s International, Inc. (“Wendy’s”) and Thomas J. Mueller (“Employee”). In consideration of payment to Employee by Wendy’s in the amounts stated below, the parties agree as follows:
PAYMENTS
     NOTICE PERIOD PAYMENTS
     During the period of time between September 19, 2005 and December 31, 2005 (“Notice Period”), Employee will be paid Employee’s full biweekly base salary, for a total of One Hundred Twenty Nine Thousand Eight Hundred Eight Dollars ($129,808.00), less any and all applicable deductions and withholdings, and Employee shall be entitled to continue in all Wendy’s benefit plans with the exception that Employee is not eligible to participate in Wendy’s short-term and long-term disability plans (other than the supplemental long-term disability plan, in which you may participate until January 2, 2006), and with the further exception that Employee shall not accrue vacation credits. Employee may have use of Employee’s Company automobile during the Notice Period. All mileage incurred by Employee during the Notice Period must be claimed and recorded as personal mileage, except where mileage is incurred in connection with services requested by the Chief Executive Officer as described in the following paragraph. At the conclusion of the Notice Period the Company will pay the lessor the cost to purchase Employee’s Company automobile. Employee will be responsible for all income, registration and transfer taxes associated with that purchase.
     During the Notice Period, Employee will have the title of Vice President and Special Advisor to the Chief Executive Officer and shall perform such reasonable duties and responsibilities as shall be requested from time to time by the Chief Executive Officer. Employee acknowledges that he has been relieved of his former duties as of September 19, 2005.
     Employee acknowledges that Employee’s employment with Wendy’s is terminated effective as of January 2, 2006 (the “Termination Date”) and Employee’s benefits (e.g. health insurance) and employment will cease at midnight on that date. Employee shall not be entitled to payment for unused vacation.
     NON-COMPETE PAYMENTS
     Employee is eligible to receive the amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000.00), less any and all applicable deductions and withholdings, in accordance with the following schedule: Eight Hundred Twenty Five Thousand Dollars ($825,000.00) on July 5, 2006, Four Hundred Twelve Thousand Five Hundred Dollars ($412,500.00) on September 29, 2006 and Four Hundred Twelve Thousand Five Hundred Dollars ($412,500.00) on December 29, 2006 (the “Non-Compete Payments”). The Non-Compete Payments are contingent upon Employee’s compliance with the provisions of the Non-Compete Addendum, attached hereto and incorporated herein. Employee’s obligations under the Non-Compete Addendum are a material component of this Agreement and any breach of those obligations shall entitle Wendy’s to reimbursement of the entire amount of the Non-Compete Payments.
RELEASE OF ALL CLAIMS
     By signing this Agreement, Employee, on behalf of himself, as well as any spouse, partner, children, heirs, family members, executors, administrators, privies and/or assigns hereby forever releases, waives, and discharges Wendy’s, its parents, subsidiaries and affiliates, assigns, successors and franchisees, and each of its and their past, present and future officers, directors, agents, managers, supervisors, shareholders, employees, representatives, insurers, and attorneys (all of whom are collectively referred to as the “Released Parties”) from any and all claims, damages, lawsuits, injuries, liabilities, and causes of action that Employee has or may have, whether known to Employee or not, whether contingent or liquidated, based on or arising from any event, fact, conduct, condition, action, or inaction occurring or existing (in whole or in part) on or before the time Employee signs this Agreement. This release includes but is in no way limited to claims of race discrimination, racial harassment, retaliation, wrongful discharge, breach of implied contract, negligent or intentional infliction of emotional distress, outrageous conduct, libel, slander, defamation, and/or any claims concerning any emotional or physical injury.
RELEASE OF ALL EMPLOYMENT CLAIMS
     Without limiting the foregoing releases, Employee, on behalf of himself, as well as any spouse, partner, children, heirs, family members, executors, administrators, privies and/or assigns understands and agrees that the release granted to the Released Parties by signing this Agreement releases all of the Released Parties from any rights and claims that could have been asserted under any city ordinance or state or federal law including, without limitation, those based on or relating to discrimination or retaliation based on race, religion, sex, handicap, disability, equal pay, age, national origin, creed, color, retaliation, and sexual harassment, and includes claims under any applicable state, local or federal discrimination law, including without limitation, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Labor Management Relations Act, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act, the Consolidated Omnibus Budget Reconciliation Act, Workers’ Compensation Laws, Unemployment Compensation laws, 42 U.S.C. §§ 1981, 1983, 1985, and all laws, statutory or common, which are meant to protect workers in their employment relationships and under which Employee may have rights and claims, whether known to Employee or not, which may have arisen or which may hereafter arise, directly or indirectly, out of Employee’s employment with Wendy’s.
WAIVER OF ALL KNOWN AND UNKNOWN CLAIMS
     In making this Agreement, the Employee, on behalf of himself, as well as any spouse, partner, children, heirs, family members, executors, administrators, privies and/or assigns acknowledges that he or she may later discover facts different from or in addition to those now known or believed to be true at this time. The releases contained in this Agreement are made notwithstanding the existence of any different or additional facts.
     The Employee acknowledges he or she may hereafter discover claims or facts in addition to or different from those which he or she now knows or believes to exist in connection with this Agreement. Those facts, if known or suspected at the time of executing this Agreement, may have materially affected this Agreement. Nevertheless, the Employee waives any rights, claims or causes of action that might arise as a result of such different or additional claims or facts.
NO ADMISSION OF WRONGDOING BY WENDY’S OR ANY OF THE RELEASED PARTIES
     Employee understands that neither this Agreement nor any action taken under it is or should be construed as an admission by any of the Released Parties that they have violated any local, state or federal law, statutory or common. The Released Parties specifically disclaim any liability to or wrongful acts against Employee, or any other person and that this Agreement is executed as a compromise to avoid the possible expense of litigation and to terminate all controversy and/or claims by Employee.
CONFIDENTIALITY OF THIS RELEASE AND SETTLEMENT AGREEMENT
     Employee agrees and acknowledges that the terms and provisions of this Agreement, including the amount paid to Employee, shall be and have been kept in utter, absolute, and strictest confidence, and that Employee has not released and shall never reveal that information to any individual or entity except Employee may provide information about this Agreement as follows: (a) as required by any governmental agency or by process of law; (b) to an attorney who is assisting Employee in negotiating this Agreement; (c) to a professional accountant or tax consultant with whom Employee has a confidential relationship; and (d) to immediate family members, which only includes a spouse, parents and siblings residing with Employee; provided, in each case, the entity or individual has been informed of this confidentiality obligation and that the entity or individual agrees to keep such information confidential.

NO FILING OF CLAIMS
     Employee represents and agrees that Employee has not filed, and will not do so at any time hereafter, any complaints, charges, lawsuits or other legal or administrative actions against Wendy’s relative to Employee’s employment with Wendy’s and termination from Wendy’s; and in the alternative, if, in fact, a claim or other legal action has been filed, Employee agrees to dismiss, with prejudice, any and all such pending claims filed against Wendy’s. Employee, however, maintains the right to file any action for the sole purpose of enforcing rights under this Agreement, or other rights based solely on events arising after entering into this Agreement.
TAXATION
     Employee understands and agrees that the amounts set forth herein are subject to withholdings and FICA. Employee agrees that none of the Released Parties or their attorneys have made any other representations or promises about the tax implications of the sum Employee received in connection with the settlement memorialized in this Agreement.
RIGHT TO CONSULT WITH ATTORNEY AND VOLUNTARY SIGNING
     Employee acknowledges that Employee has consulted with an attorney or was cautioned and encouraged to consult with an attorney before signing this Agreement, that Employee has carefully read this Agreement, that Employee understands each of its provisions, and that Employee has signed it voluntarily. Employee further acknowledges that Wendy’s has taken no action interfering with any right which Employee has to file any charge, suit, claim or other process with any federal, state, or local judicial or administrative agency or body regarding Employee’s employment or the termination thereof or any right to contact or seek the guidance or intervention of any such agency.
     Employee also acknowledges that Employee has been given twenty-one (21) days in which to make a decision whether to enter into this Agreement. Employee further states that Employee has been advised that Employee has seven (7) days following the signing of this Agreement to revoke the Agreement and that this Agreement will not be made effective or enforceable until after the revocation period. If the Agreement is revoked by Employee, Employee agrees to tender back to Wendy’s all benefits and considerations provided by Wendy’s to which Employee would not be entitled absent this Agreement.
ATTORNEYS’ FEES AND COSTS
     In the event a dispute arises concerning terms of this Agreement, or the performance of any party pursuant to the terms of this Agreement, the prevailing party may be entitled to recover, without affecting any other remedy to which that party may be entitled, all of its costs and reasonable attorneys’ fees incurred in connection with that dispute, regardless of whether a lawsuit is filed or prosecuted to conclusion.
USE OF HEADINGS; ENTIRE AGREEMENT; MODIFICATIONS
     Employee understands and agrees that the headings in this Agreement have been inserted for convenience of reference only and do not in any way restrict or modify any of its terms or provisions. Employee further understands that this Agreement sets forth the entire agreement between the parties hereto, that there are no inducements or representations, other than this contained in this Agreement, upon which Employee is relying in executing this Agreement. This Agreement fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter itself. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.
GOVERNING LAW
     This Agreement shall be governed by the laws of the State of Ohio.

INVALIDITY OF ANY PROVISION AFFECTS ONLY THAT PROVISION
     All provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained therein, and Employee and Wendy’s agree that same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. If any provision of this Agreement is invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms and conditions contained in this Agreement.
ASSIGNMENT
This Agreement may be freely assigned by Wendy’s, for any purpose, with or without notice, shall inure to the benefit of any successors or assigns of Wendy’s, and shall be binding upon the heirs, executors, and administrators of Employee.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 3rd day of October, 2005.
AGREED:

WENDY’S INTERNATIONAL, INC.		EMPLOYEE

By:	/s/ Jeffrey M. Cava	Print Name: Thomas J. Mueller

Title:	Executive Vice President	Signature:	/s/ Thomas J. Mueller

Date:	September 28, 2005	Date: October 3, 2005

WITNESS

Print Name: Karen O. Mueller

		Signature:	/s/ Karen O. Mueller

Date: October 3, 2005

NON-COMPETE ADDENDUM
TO
RELEASE AND SETTLEMENT AGREEMENT
     This Non-Compete Addendum (“Addendum”) between Employee and Wendy’s is an attachment to the Release and Settlement Agreement (“Agreement”) between Employee and Wendy’s is effective as of the effective date of the Agreement. This Addendum is an integral part of the Agreement and is incorporated therein by reference. Capitalized terms not defined herein shall have the meaning set forth in the Agreement.
     1. In addition to any confidentiality obligation contained in the Agreement, Employee acknowledges and agrees that in the course of Employee’s employment with Wendy’s, Employee received and otherwise had access to trade secrets and other information that is confidential and/or proprietary to Wendy’s or its affiliates and subsidiaries (collectively the “Wendy’s Brands”), including, but not limited to, information relating to strategic and other business plans, strategies processes and policies, records, recipes, menus, pricing, techniques, consumer requirements, consumer preferences, finances, operations, marketing, franchises, and business techniques and methods, organizational structures, opinions and judgments of executives (including Employee) respecting strategic and other business plans, strategies, processes and policies and other confidential information, which information is highly valuable, special and unique to Wendy’s Brands, is maintained as confidential by Wendy’s Brands, is not available to Wendy’s Brands’ competition and/or the general public, and the disclosure of which would cause Wendy’s Brands serious competitive harm and loss of profits and goodwill (hereinafter “Confidential Information”). Employee agrees that he shall not, at any time, directly or indirectly, use, disclose, in whole or in part, to third parties, or otherwise misappropriate Wendy’s Brands Confidential Information either while employed by Wendy’s (including the Notice Period) or at anytime thereafter, except with the express written consent of Wendy’s or unless compelled by subpoena or court order, in which case Employee will give Wendy’s reasonable advance notice of the information required to be provided under such court order or subpoena. All files, records, documents, information, data and similar items relating to the business of Wendy’s Brands, whether prepared by Employee or otherwise coming into Employee’s possession, shall remain the property of Wendy’s and shall not be removed from the premises of Wendy’s without the prior written consent of Wendy’s and in any event shall be promptly delivered to Wendy’s on the first day of the Notice Period, or as otherwise agreed to by Wendy’s.
     2. The Non-Compete Payments and the other payments provided for in the Agreement constitute consideration to which Employee is not or may not be otherwise entitled, and constitutes good and fair consideration for the covenants contained herein.
     3. Employee acknowledges and agrees that the Confidential Information Employee acquired regarding Wendy’s Brands will enable Employee to injure Wendy’s Brands if Employee should compete with Wendy’s. Therefore, Employee agrees that, from the effective date of the Release and Settlement Agreement through December 29, 2006, Employee shall not, directly or indirectly, on his own behalf or on behalf of any third party, as an employee, officer, director, partner, employee, consultant, or in any other capacity, invest (other than investments in publicly traded companies which constitute not more than 1% of the voting securities of any such company) or engage in any business in whatever form that is competitive with the business of Wendy’s. This restriction includes, without limitation, any business engaged in drive-thru or counter food service restaurant business serving primarily hamburgers, chicken sandwiches or salads, typically referred to as “Quick Service” restaurants (such as Burger King, McDonald’s, Jack in the Box, etc.) and also includes any business engaged in real estate development for such businesses. This restriction shall not prohibit Employee from accepting employment or otherwise becoming associated with a Wendy’s Brand franchisee, but only in connection with activities associated with the operation of a Wendy’s Brand franchise or activities that otherwise are not encompassed by the restrictions of this paragraph, subject to any confidentiality obligations contained herein. The geographical boundary for the restrictions contained herein shall be the Continent of North America.

     4. Employee agrees that, from the effective date of the Release and Settlement Agreement through December 29, 2006, he shall not, directly or indirectly, on his own behalf or on behalf of any third party, solicit, contact, hire, or otherwise encourage, any individual then employed with Wendy’s Brands or who was employed by Wendy’s Brands within the preceding one (1) year, to leave his or her employment with Wendy’s Brands and/or accept employment with any other employer or enterprise, nor shall Employee in any manner assist any third party in any such activity. Employee acknowledges that any attempt on the part of Employee to induce others to leave Wendy’s Brands’ employ, or any effort by Employee to interfere with Wendy’s Brands relationships with their other employees, would be harmful and damaging to Wendy’s Brands.
     5. Employee agrees that, from the effective date of the Release and Settlement Agreement through December 29, 2006, he shall not, directly or indirectly, on his own behalf or on behalf of any third party, solicit or otherwise engage in any conduct that has the purpose or effect of interfering with any business relationship or potential business relationship of Wendy’s Brands, including without limitation suppliers, franchisees, or investors, nor shall Employee in any manner assist any third party in any such activity.
     6. Employee acknowledges and agrees that the covenants contained herein, specifically including without limitation the duration and geographical boundaries of the non-competition provisions, are reasonable and necessary to protect the goodwill, trade secrets, and other legitimate business interests of Wendy’s Brands and to protect Wendy’s Brands from unfair competition. Employee further acknowledges and agrees that enforcement of the covenants contained herein will cause Employee no undue hardship.
     7. Employee acknowledges and agrees that any breach or threatened breach of these covenants will cause Wendy’s immediate and irreparable harm, for which injunctive relief would be necessary and appropriate. Employee therefore agrees that Wendy’s shall be entitled, without bond, to the entry of temporary and permanent injunctions, orders of specific performance, and other equitable relief issued by any court of competent jurisdiction to enforcing the covenants contained herein, without limiting any additional remedies to which Wendy’s may be entitled. If a bond is required by statute, rule, court order, or otherwise, Employee agrees that such bond shall be in the sum of $100.00. Further, Employee agrees that, if a temporary injunction or restraining order is dissolved, Employee’s only remedy would be its dissolution.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 3rd day of October, 2005.
AGREED:

WENDY’S INTERNATIONAL, INC.		EMPLOYEE

By:	/s/ Jeffrey M. Cava	Print Name: Thomas J. Mueller

Title:	Executive Vice President	Signature:	/s/ Thomas J. Mueller

Date:	September 28, 2005	Date: October 3, 2005

WITNESS

Print Name: Karen O. Mueller

		Signature:	/s/ Karen O. Mueller

Date: October 3, 2005